EXHIBIT 4.1


                                                               EXECUTION COPY


===============================================================================




                    LABORATORY CORPORATION OF AMERICA HOLDINGS

                                       Issuer



                       5 1/2% Senior Notes due February 1, 2013



                                 ____________________




                                      INDENTURE




                             Dated as of January 31, 2003



                                _____________________



                         WACHOVIA BANK, NATIONAL ASSOCIATION,

                                       Trustee






===============================================================================

                           CROSS-REFERENCE TABLE

TIA                                                              Indenture
Section                                                           Section
-------                                                          ---------

310(a)(1) ......................................................  7.10
   (a)(2) ......................................................  7.10
   (a)(3) ......................................................  N.A.
   (a)(4) ......................................................  N.A.
   (b) .........................................................  7.08; 7.10
   (c) .........................................................  N.A.
311(a) .........................................................  7.11
   (b) .........................................................  7.11
   (c) .........................................................  N.A.
312(a) .........................................................  2.05
   (b) .........................................................  N.A.
   (c) .........................................................  N.A.
313(a) .........................................................  7.06
   (b)(1) ......................................................  N.A.
   (b)(2) ......................................................  7.06
   (c) .........................................................  7.06
   (d) .........................................................  7.06
314(a) .........................................................  10.04
   (b) .........................................................  N.A.
   (c)(1) ......................................................  10.04
   (c)(2) ......................................................  10.04
   (c)(3) ......................................................  N.A.
   (d) .........................................................  N.A.
   (e) .........................................................  10.05
   (f) .........................................................  4.10
315(a) .........................................................  7.01
   (b) .........................................................  7.05; 10.02
   (c) .........................................................  7.01
   (d) .........................................................  7.01
   (e) .........................................................  6.11
316(a) .........................................................  10.06
   (a)(1)(A) ...................................................  6.05
   (a)(1)(B) ...................................................  6.04
   (a)(2) ......................................................  N.A.
   (b) .........................................................  6.07
317(a)(1) ......................................................  6.08
   (a)(2) ......................................................  6.09
   (b) .........................................................  2.04
318(a) .........................................................  10.01

___________________

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                              TABLE OF CONTENTS

                                                                      Page
                                                                      ----

                                  ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

SECTION 1.01. Definitions................................................1
SECTION 1.02. Other Definitions........... ..............................7
SECTION 1.03. Incorporation by Reference of Trust Indenture Act..........7
SECTION 1.04. Rules of Construction......................................8



                                 ARTICLE II

                              The Securities
                              --------------

SECTION 2.01. Form and Dating............................................8
SECTION 2.02. Execution and Authentication...............................9
SECTION 2.03. Registrar and Paying Agent.................................9
SECTION 2.04. Paying Agent To Hold Money in Trust.......................10
SECTION 2.05. Securityholder Lists......................................11
SECTION 2.06. Transfer and Exchange.....................................11
SECTION 2.07. Replacement Securities....................................11
SECTION 2.08. Outstanding Securities....................................12
SECTION 2.09. Temporary Securities......................................12
SECTION 2.10. Cancelation...............................................12
SECTION 2.11. Defaulted Interest........................................13
SECTION 2.12. CUSIP Numbers.............................................13
SECTION 2.13. Issuance of Additional Securities.........................13


                               ARTICLE III

                               Redemption
                               ----------

SECTION 3.01. Notices to Trustee........................................14
SECTION 3.02. Selection of Securities to Be Redeemed....................15
SECTION 3.03. Notice of Redemption......................................15
SECTION 3.04. Effect of Notice of Redemption............................16
SECTION 3.05. Deposit of Redemption Price...............................16
SECTION 3.06. Securities Redeemed in Part...............................16

                               ARTICLE IV

                               Covenants
                               ---------

SECTION 4.01. Payment of Securities.....................................17
SECTION 4.02. Maintenance of Office or Agency for Registration of
                   Transfer, Exchange and Payment of Securities.........17
SECTION 4.03. Appointment to Fill a Vacancy in the Office of Trustee....18
SECTION 4.04. Provision as to Paying Agent..............................18
SECTION 4.05. Maintenance of Corporate Existence........................19
SECTION 4.06. Limitation on Liens.......................................19
SECTION 4.07. Limitation on Sale and Leaseback Transactions.............21
SECTION 4.08. Limitation on Subsidiary Indebtedness and Preferred
                   Stock................................................22
SECTION 4.09. Compliance Certificate....................................23
SECTION 4.10. Further Instruments and Acts..............................23
SECTION 4.11. SEC Reports...............................................23


                                 ARTICLE V

                             Successor Company
                             -----------------

SECTION 5.01. When Company May Merge or Transfer Assets.................24


                                ARTICLE VI

                          Defaults and Remedies
                          ---------------------

SECTION 6.01. Events of Default.........................................25
SECTION 6.02. Acceleration..............................................27
SECTION 6.03. Other Remedies............................................27
SECTION 6.04. Waiver of Past Defaults...................................27
SECTION 6.05. Control by Majority.......................................28
SECTION 6.06. Limitation on Suits.......................................28
SECTION 6.07. Rights of Holders to Receive Payment......................29
SECTION 6.08. Collection Suit by Trustee................................29
SECTION 6.09. Trustee May File Proofs of Claim..........................29
SECTION 6.10. Priorities................................................29
SECTION 6.11. Undertaking for Costs.....................................30
SECTION 6.12. Waiver of Stay or Extension Laws..........................30

                              ARTICLE VII

                                Trustee
                                -------

SECTION 7.01. Duties of Trustee.........................................30
SECTION 7.02. Rights of Trustee.........................................32
SECTION 7.03. Individual Rights of Trustee..............................32
SECTION 7.04. Trustee's Disclaimer......................................33
SECTION 7.05. Notice of Defaults........................................33
SECTION 7.06. Reports by Trustee to Holders.............................33
SECTION 7.07. Compensation and Indemnity................................33
SECTION 7.08. Replacement of Trustee....................................34
SECTION 7.09. Successor Trustee by Merger...............................35
SECTION 7.10. Eligibility; Disqualification.............................36
SECTION 7.11. Preferential Collection of Claims Against Company.........36


                            ARTICLE VIII

                 Discharge of Indenture; Defeasance
                 ----------------------------------

SECTION 8.01. Discharge of Liability on Securities; Defeasance..........36
SECTION 8.02. Conditions to Defeasance..................................38
SECTION 8.03. Application of Trust Money................................39
SECTION 8.04. Repayment to Company......................................39
SECTION 8.05. Indemnity for U.S. Government Obligations.................40
SECTION 8.06. Reinstatement.............................................40


                              ARTICLE IX

                              Amendments
                              ----------

SECTION 9.01. Without Consent of Holders................................40
SECTION 9.02. With Consent of Holders...................................41
SECTION 9.03. Compliance with Trust Indenture Act.......................42
SECTION 9.04. Revocation and Effect of Consents and Waivers.............42
SECTION 9.05. Notation on or Exchange of Securities.....................43
SECTION 9.06. Trustee To Sign Amendments................................43
SECTION 9.07. Payment for Consent.......................................43

                               ARTICLE X

                             Miscellaneous
                             -------------

SECTION 10.01. Trust Indenture Act Controls.............................44
SECTION 10.02. Notices..................................................44
SECTION 10.03. Communication by Holders with other Holders..............44
SECTION 10.04. Certificate and Opinion as to Conditions Precedent.......45
SECTION 10.05. Statements Required in Certificate or Opinion............45
SECTION 10.06. When Securities Disregarded..............................46
SECTION 10.07. Rules by Trustee, Paying Agent and Registrar.............46
SECTION 10.08. Legal Holidays...........................................46
SECTION 10.09. Governing Law............................................46
SECTION 10.10. No Recourse Against Others...............................46
SECTION 10.11. Successors...............................................46
SECTION 10.12. Multiple Originals.......................................47
SECTION 10.13. Table of Contents; Headings..............................47

Form of Subsidiary Guaranty

Rule 144A/Regulation S Appendix

                                       INDENTURE dated as of January 31,
                                  2003, between LABORATORY CORPORATION OF
                                  AMERICA HOLDINGS, a Delaware corporation
                                  (the "Company"), and WACHOVIA BANK, NATIONAL
                                  ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 5 1/2% Senior Notes due February 1, 2013.


                                   ARTICLE I

                    Definitions and Incorporation by Reference
                    ------------------------------------------

          SECTION 1.01.  Definitions

          "Acquired Indebtedness" means Indebtedness of a Person
(1) existing at the time such Person becomes a Subsidiary or
(2) assumed in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. For purposes of Section 4.08, any Acquired Indebtedness shall not be deemed to have been incurred until 270 days from the date
(1) the Person obligated on such Acquired Indebtedness becomes a Subsidiary of the Company or (2) the acquisition of assets, in connection with which such Acquired Indebtedness was assumed, is consummated.

          "Additional Securities" means, 5 1/2% Senior Notes due February 1, 2013 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

          "Affiliate" means, as applied to any Person, (i) any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person or (ii) any Person who is a director or officer
(A) of such Person, (B) of any Subsidiary of such Person or (C) of any Person described in clause (i) above.

          "Attributable Debt" means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of:
(1) the fair market value of the property (as determined in good faith by the Board of Directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Business Day" means a day other than a Legal Holiday.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Capitalized Lease" means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Laboratory Corporation of America Holdings, a Delaware corporation, until a successor replaces it and thereafter means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

          "Consolidated Total Assets" means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with GAAP.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlled" and "Controlling" shall have meanings correlative thereto.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of pronouncements of the Financial Accounting Standards Board or such other entity as are approved by a significant segment of the accounting profession.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that "Indebtedness" of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Issue Date" means January 31, 2003.

          "Lien" means any mortgage, pledge, hypothecation, encumbrance, lien or other security interest.

          "Officer" means the Chairman of the Board, the Executive Chairman, the Vice Chairman, the President, the Chief
Executive Officer, the Chief Financial Officer, any Executive
Vice President, any Vice President, the Treasurer or the
Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers (in the case of the annual Officers' Certificate delivered pursuant to Section 4.09, at least one of such Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 10.04 and 10.05 of this Indenture and is delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel that complies with Sections 10.04 and 10.05 of this Indenture and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. "Permitted Acquired Indebtedness" means any Acquired Indebtedness that remains outstanding following the expiration of a good faith offer by the Company or the Subsidiary of the Company obligated under such Acquired Indebtedness to acquire such Acquired Indebtedness, including, without limitation, an offer to exchange such Acquired Indebtedness for debt securities of the Company, on terms, which in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature; provided that the initial expiration date of any such offer shall be not later than the expiration of the 270-day period referred to in the definition of "Acquired Indebtedness"; provided further, that the amount of Acquired Indebtedness that shall constitute "Permitted Acquired Indebtedness" shall only be equal to the amount of Acquired Indebtedness that the Company or such Subsidiary has made an offer to acquire in accordance with the foregoing.

          "Permitted Indebtedness"  means

          (a)  Indebtedness outstanding on the Issue Date;

          (b) intercompany Indebtedness or Preferred Stock to the extent owing to or held by the Company or another Subsidiary;

          (c)  any Permitted Acquired Indebtedness;

          (d) Indebtedness under performance bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business; and

          (e)  Indebtedness of any Subsidiary Guarantor;
               provided that if such Subsidiary shall cease to be a Subsidiary Guarantor, such Indebtedness will be treated as incurred at that time and will no longer constitute Permitted Indebtedness pursuant to this clause (e).

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means, with respect to any Person, any and all shares of preferred stock (however designated) issued by such Person, that is entitled to preference or priority over one or more series or classes of capital stock issued by such Person upon any distribution of such Person's property and assets, whether by dividend or on liquidation, whether now outstanding, or issued after the Issue Date.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Principal Property" means any real property and any related buildings, fixtures or other improvements located in the United States owned by the Company or its Subsidiaries (1) that is an operating property included in the list of principal properties in Item 2 (or any successor Item thereto) of the Company's annual report on Form 10-K filed with the SEC for the most recently ended fiscal year, or is an operating property acquired subsequent to such filing that would have been included in such Item 2 if it had been owned prior to the date of such filing or (2) the net book value of which as of the end of the last fiscal quarter ending immediately prior to the date of determination exceeds 1% of the Consolidated Total Assets of the Company as of the same date.

          "Restricted Subsidiary" means any Subsidiary of the Company that owns a Principal Property.

          "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of real or personal property that is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Restricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Initial Securities, the Exchange Securities, the Private Exchange Securities and
Additional Securities issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the final payment of principal of such Security is due and payable.

          "Subsidiary" means with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or
(b) that is, at the time any determination is being made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary Guarantor" means any Subsidiary of the Company if and so long as such Subsidiary provides a guarantee of the Securities substantially in the form of Annex A of this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
SectionSection 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Wholly-Owned Subsidiary" means a Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another
Wholly-Owned Subsidiary.


          SECTION 1.02.  Other Definitions.

                    Term                              Defined in Section
                    ----                              ------------------
          "Agent Member"..............................     Appendix
          "Authenticating Agent"......................     Appendix
          "Bankruptcy Law"............................     6.01
          "covenant defeasance option"................     8.01(b)
          "cross acceleration provision"..............     6.01
          "Custodian".................................     6.01
          "Event of Default"..........................     6.01
          "Global Security"...........................     Appendix
          "Initial Securities.........................     Appendix
          "legal defeasance option"...................     8.01(b)
          "Legal Holiday".............................     10.08
          "Paying Agent"..............................     2.03
          "Private Exchange Securities"...............     Appendix
          "Registrar".................................     Appendix
          "Successor Company".........................     5.01
          "Transfer Restricted Securities"............     Appendix

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the
context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "including" means including without limitation;

          (4)  "or" is not exclusive;

          (5) words in the singular include the plural and words in the plural include the singular;

           (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

           (7) all references to the date the Securities were originally issued shall refer to the Issue Date.


                             ARTICLE II

                           The Securities
                           --------------

          SECTION 2.01. Form and Dating. (a) Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") the terms and provisions of which are hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, the terms and provisions of which are hereby incorporated in and expressly made part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms and provisions of which are hereby incorporated in and expressly made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.
The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

          SECTION 2.02.  Execution and Authentication.  Two
Officers shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

          The Trustee shall authenticate and make available for delivery the Securities as set forth in the Appendix.

          The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly-Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent or the Registrar may resign as such upon 30 days' prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, no later than 30 days thereafter and shall provide notice in writing to the Trustee of such successor Paying Agent or Registrar.

          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

          SECTION 2.04.  Paying Agent To Hold Money in Trust.
On the Business Day next preceding the day on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements for this Indenture are met. When Securities are presented the Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration to transfer. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder provides an affidavit as to such lost, destroyed or stolen Security and provides satisfactory indemnification, including, if required by the Trustee or the Company, indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company under this Indenture.

          The provisions of this Section 2.07 are exclusive and shall exclude (to the extent lawful) all other rights and remedies with respect to replacement or repayment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 10.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as such term is defined in Section 8-303 of the Uniform Commercial Code).

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or at Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities, in the name of the Holder, and deliver them to the Holder in exchange for temporary Securities representing an equal principal amount in authorized denominations. Until so exchanged, the Holder of a temporary Security shall be in all respects entitled to the same benefits as a Holder of definitive Securities.

          SECTION 2.10.  Cancelation.  The Company at any time
may deliver Securities to the Trustee for cancelation.  The
Registrar and the Paying Agent shall forward to the Trustee any

Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy in accordance with customary procedures (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and maintain a certificate on file of such destruction unless the Company directs the Trustee in writing to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and no redemption shall be affected by any defect in or omission of such numbers.

          SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and, if appropriate, the issue price. The Initial Securities issued on the Issue Date, any Additional

Securities and all Exchange Securities or Private Exchange
Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1)  the aggregate principal amount of such Additional
     Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for U.S. Federal income tax purposes with the Securities then outstanding as set forth in an Opinion of Counsel addressed to and delivered to the Trustee;

          (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A; and

          (4)  that the Company has complied with this Section
     2.13.


                              ARTICLE III

                              Redemption
                              ----------

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities as set forth in Exhibit 1 to the Appendix, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects to be redeemed shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03.  Notice of Redemption.  At least 30 days
but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2) a description of how the redemption price will be calculated;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          The Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. On the Business Day next preceding a redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on such date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation. On or after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued but unpaid interest, if any, on the Securities to be redeemed.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                              ARTICLE IV

                              Covenants
                              ---------

          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by applicable law from principal or interest payments hereunder.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and subject to
Section 2.11, it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities.
So long as any of the Securities shall remain outstanding, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York for such purposes. The Company shall give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.
The Company initially appoints the Trustee, Wachovia Bank, National Association, 1 Penn Plaza, Suite 1414, New York, New York 10119, for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee shall give the Company prompt notice of any change in location of the Trustee's principal office.

          SECTION 4.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 4.04. Provision as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.04,

          (1) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Securities such sums which have been paid to it by the Company (or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and shall notify the Trustee of the receipt of sums to be so held,

          (2) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable,

          (3) that it shall at any time during the continuance of any Event of Default specified in Section 6.01(1) or 6.01(2), upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it, and

          (4) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          (b)  If the Company shall not act as its own Paying
     Agent, it shall, by the opening of business (New York City time) on each due date of the principal and interest on any Security, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of or interest so becoming due, such sum to be held in trust for the benefit of the holders of

     Securities entitled to such principal of or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its failure so to act.

          (c) If the Company shall act as its own Paying Agent, it shall, by the opening of business (New York City time) on each due date of the principal and interest on any Security, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or interest so becoming due and shall notify the Trustee of any failure to take such action.

          (d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

          (e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 8.04 and 8.06.

          SECTION 4.05. Maintenance of Corporate Existence. So long as any of the Securities shall remain outstanding, the Company shall at all times (except as otherwise provided or permitted elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises.

          SECTION 4.06. Limitation on Liens. So long as any of the Securities are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any Principal Property or shares of stock or Indebtedness of any Restricted Subsidiary to secure any Indebtedness, without effectively providing that the Securities then outstanding shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

          (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

          (f)  Liens in existence on the Issue Date;

          (g) Liens arising in connection with trade letters of credit issued for the account of the Company or a Restricted Subsidiary securing the reimbursement obligations in respect of such letters of credit, provided that such Liens encumber only the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property;

          (h) Liens upon intellectual property acquired by the Company or a Restricted Subsidiary (such as software) securing the obligation of the Company or such Restricted Subsidiary to make royalty or similar payments to the seller of such intellectual property, provided that such Liens encumber only the intellectual property to which such payments relate;

          (i) any Lien upon any property or assets created at the time of the acquisition, purchase, lease, improvement or development of property or assets used or held by the Company or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such property or assets;

          (j) any Lien upon any property or assets existing thereon at the time of the acquisition thereof (provided such Lien was not incurred in anticipation of such acquisition) by the Company or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Restricted Subsidiary);

          (k)  any Lien in favor of the Company or any
     Restricted Subsidiary;

          (l) Liens in respect of judgments that do not constitute an Event of Default;

          (m)  Liens to secure any extension, renewal,
     refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (f) through (l) or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other property and the Indebtedness so secured does not exceed the fair market value (as determined by the Board of Directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; or

          (n) any Lien securing any Indebtedness in an amount which, together with, without duplication, (1) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of this Section 4.06, and
     (2) all Attributable Debt of the Company and its Subsidiaries with respect to Sale and Leaseback Transactions permitted only under Section 4.07(e), and
     (3) any indebtedness incurred by a Subsidiary of the Company pursuant to clause (x) or (y) of Section 4.08, does not at the time of the incurrence of the Indebtedness so secured exceed 5% of the Company's Consolidated Total Assets.

          SECTION 4.07.  Limitation on Sale and Leaseback
Transactions.  So long as any Securities are outstanding, the

Company shall not enter into, and shall not permit any Restricted Subsidiary to enter into, any Sale and Leaseback
Transaction with respect to any Principal Property unless:

          (a) such Sale and Leaseback Transaction involves a lease for a term of not more than five years;

          (b) such Sale and Leaseback Transaction is between the Company and a Subsidiary Guarantor or between Subsidiary
     Guarantors;

          (c) the Company or a Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on such property or assets involved in such Sale and Leaseback
     Transaction without equally and ratably securing the Securities pursuant to Section 4.06 above;

          (d) the cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors) or the debt attributable thereto and the Company applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Leaseback Transaction within 270 days of such sale to either (or a combination) of (1) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of long-term debt of the Company or a Restricted Subsidiary (other than long-term debt that is subordinated to the Securities) or (2) the acquisition, purchase, improvement or development of other comparable property, including the acquisition of other businesses; or

          (e) any Sale and Leaseback Transaction in an amount which, together with, without duplication, (1) all Attributable Debt of the Company and its Restricted Subsidiaries under this clause (e), (2) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of Sections 4.06(a) through (m), and (3) any Indebtedness incurred by a Subsidiary of the Company pursuant to clause (x) or (y) of Section 4.08, does not at the time of such transaction exceed 5% of Consolidated Total Assets.

          SECTION 4.08. Limitation on Subsidiary Indebtedness and Preferred Stock. So long as any Securities are outstanding, the Company shall not cause or permit its direct or indirect Subsidiaries to incur, create, issue, assume or permit to exist any Indebtedness or Preferred Stock (other than Permitted Indebtedness) unless the aggregate principal amount of such

Indebtedness or Preferred Stock, when taken together with, without duplication, (1) all other Indebtedness (other than Permitted Indebtedness) incurred pursuant to this Section 4.08,
(2) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of Section 4.06(a) through
(m), and (3) any Sale Leaseback Transactions permitted only under Section 4.07(e), does not at the time of the incurrence exceed the greater of (x) $170 million and (y) 5% of the Company's Consolidated Total Assets. For the purposes of this
Section 4.08, the aggregate principal amount of any Preferred Stock shall be the greater of (i) the aggregate maximum liquidation value of such Preferred Stock and (ii) the maximum aggregate mandatory redemption or aggregate mandatory repurchase price with respect to such Preferred Stock.


     SECTION 4.09.  Compliance Certificate.  The Company
shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

     SECTION 4.10.  Further Instruments and Acts.  Upon
request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.11. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (so long as permitted by the SEC) and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, at any time that the Company is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company shall furnish to the

Holders of the Initial Securities and to prospective investors in such Initial Securities, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA
Section 314(a).


                              ARTICLE V

                          Successor Company
                          -----------------

          SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under this Indenture or the Securities, to any Person, unless:

          (1)  the Person formed by or surviving such
     consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or arrangement shall be made (collectively, the "Successor Company"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor Company assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under this Indenture and under the Securities;

          (2)  immediately after giving effect to such
     transaction no Default shall have occurred and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company (except in the case of a lease) shall be released from the obligation to pay the principal of and interest on the Securities.

                              ARTICLE VI

                         Defaults and Remedies
                         ---------------------

          SECTION 6.01.  Events of Default.  An "Event of
Default" occurs if:

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

          (3)  the Company fails to comply with Section 5.01;

          (4) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

          (5) any default or event of default under any Indebtedness of the Company or any of its Subsidiaries (other than any indebtedness of the Company or any Subsidiary to the seller of a business or asset incurred in connection with the purchase thereof) which default or event of default results in at least $50.0 million of aggregate principal amount of such Indebtedness being declared due and payable prior to maturity (the "cross acceleration provision");

          (6) failure by the Company or any of its Subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $50.0 million aggregate principal amount of Indebtedness at any one time;

          (7) the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency; or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case;

               (B) appoints a Custodian of the Company or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company;

     or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          Notwithstanding the foregoing, a Default under
Section 6.01(4) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in Section 6.01(4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (5) and (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (6), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in
Section 6.01(7) or (8) occurs, the principal of and accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in outstanding principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in outstanding principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee reasonably determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  Except to enforce
the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.  Trustee May File Proofs of Claim.  The
Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

          SECTION 6.10.  Priorities.  If the Trustee collects
any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under
     Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Company.

          Notwithstanding anything to the contrary in Section 2.11, the Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                             ARTICLE VII

                               Trustee
                               -------

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of
Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1)  this paragraph does not limit the effect of
     Section 7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05.

          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 7.01 and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days after it occurs or promptly upon the Trustee's attaining knowledge of such Default or Event of Default, whichever comes first. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.06.  Reports by Trustee to Holders.  As
promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, if required by TIA Section 313, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

          A copy of each report at the time of its mailing to Holders shall be filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this
Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company.

          The Company's payment obligations pursuant to this
Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in
Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company, is removed by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 shall continue for the benefit of the retiring
Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The
Trustee shall at all times satisfy the requirements of TIA
Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims
Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.


                            ARTICLE VIII

                  Discharge of Indenture; Defeasance
                  ----------------------------------

          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (2) all outstanding Securities have become due and payable, whether at Stated Maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the

Company irrevocably deposits with the Trustee funds sufficient to pay at Stated Maturity or upon redemption all outstanding Securities, including interest thereon to Stated Maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company).

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or
(2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06,
4.07 and 4.08, and the operation of Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) ("covenant defeasance option"); provided, however, no deposit under this Article VIII shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 91 days following any such deposit. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(5) or 6.01(6).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c)  Notwithstanding the provisions of
Sections 7.01(a) and (b), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Company
may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to Stated Maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to Stated Maturity or redemption, as the case may be;

          (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) occurs which is continuing at the end of the periods;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company
     Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8) the Securityholders shall have a perfected security interest under applicable law in the cash or U.S.
     Government Obligations deposited pursuant to
     Section 8.02(1) above;

          (9) the Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 91 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

          (10) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

          (11) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this
     Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.04.  Repayment to Company.  The Trustee and
the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for U.S. Government
Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                            ARTICLE IX

                            Amendments
                            ----------

          SECTION 9.01.  Without Consent of Holders.  The
Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article V;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated
     Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Securities, or to secure the Securities.

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (6) to make any change that does not adversely affect the rights of any Holder; or

          (7) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA.

          After an amendment under this Section 9.01 becomes effective, the Company shall mail to each Securityholder a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

          SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3)  reduce the principal of, or extend the Stated
     Maturity of, any Security;

          (4) make any Security payable in money other than that stated in such Security;

          (5) reduce the amount payable upon redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

          (6) modify or affect in any manner adverse to the Holders the right of any Holder of the Securities to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

          (8) make any change in the ranking or priority of any Security that would adversely affect the holders of the Securities.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 8.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

          SECTION 9.03.  Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee and the Company.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may, but shall not be required to, place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this
Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                           ARTICLE X

                         Miscellaneous
                         -------------

          SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

          SECTION 10.02.  Notices.  Any notice or communication
shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

          Laboratory Corporation of America Holdings
          358 South Main Street
          Burlington, NC 27215
          Attention:  Chief Legal Officer

          if to the Trustee:

          Wachovia Bank, National Association
          401 South Tryon Street, 12th Floor
          Charlotte, NC 28288-1179
          Attention:  Corporate Trust Bond
                      Administration

          The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.03.  Communication by Holders with other
Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 10.04.  Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Notwithstanding the foregoing, it is understood that no Opinion of Counsel or Officers' Certificate shall be required pursuant to this Section 10.04 in connection with the issuance of the Initial Securities on the Issue Date.

          SECTION 10.05.  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 10.07.  Rules by Trustee, Paying Agent and
Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 10.09. Governing Law. This Indenture and the Securities shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 10.11.  Successors.  All agreements of the
Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                              LABORATORY CORPORATION OF AMERICA
                              HOLDINGS,

                                By:  /s/ Wesley R. Elingburg
                                    ---------------------------
                                    Name:  Wesley R. Elingburg
                                    Title: Executive Vice President
                                           and Chief Financial Officer




                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Trustee

                                By:  /s/ Allison Lancaster-Poole
                                    ------------------------------
                                    Name:  Allison Lancaster-Poole
                                    Title: Assistant Vice President

                                                                   ANNEX A


              [FORM OF SUPPLEMENTAL INDENTURE TO BE
                DELIVERED BY SUBSIDIARY GUARANTORS]


         SUPPLEMENTAL INDENTURE (this "Supplemental
Indenture"), dated as of [   ] among [   ] (the "Subsidiary
Guarantor"), a [ ] corporation and a subsidiary of Laboratory Corporation of America Holdings, a Delaware corporation (or its permitted successor) (the "Company"), the Company, [other Subsidiary Guarantors] and Wachovia Bank, National Association, as Trustee under the Indenture (the "Trustee").

                      W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 31, 2003, providing for the issuance of an aggregate principal amount of $350,000,000 of 5 1/2% Senior Notes due February 1, 2013 (the "Securities");

         WHEREAS, in its discretion, the Company may have the Subsidiary Guarantor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Subsidiary Guarantor will Guarantee payment of the Securities; and

         WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor[, the other Subsidiary Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

          SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

          SECTION 2. Guaranties. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees[, jointly and severally with the other Guarantors], to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations").

          The Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Subsidiary Guarantor and that the Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Obligation.

          The Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Securities or any other agreement or otherwise;
(b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 7 of this Supplemental Indenture, any change in the ownership of the Subsidiary Guarantor.

          The Subsidiary Guarantor further agrees that its guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          Except as expressly set forth in Section 8.01(b) of the Indenture and Sections 3 and 7 of this Supplemental Indenture, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

          The Subsidiary Guarantor further agrees that its guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.

          The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantor's guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Supplemental Indenture.

          The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

          SECTION 3. Limitation on Liability. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to the Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4. Successors and Assigns. This Supplemental Indenture shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

          SECTION 5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

          SECTION 6. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 7.  Release.  Upon the sale or other
disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an affiliate of the Company), the Subsidiary Guarantor shall be deemed released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          Upon the merger or consolidation of the Subsidiary Guarantor with or into, or the dissolution and liquidation of the Subsidiary Guarantor into, a Subsidiary Guarantor or another Person that Guarantees the Securities, the Subsidiary Guarantor shall be released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 8. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of the Subsidiary Guarantor under its guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 10. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

          SECTION 11.  Headings.  The headings of the Sections
of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 12. Contribution. The Subsidiary Guarantor shall be entitled upon payment in full of all guaranteed Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                                    [SUBSIDIARY GUARANTOR],

                                                    by
                                                      ------------------------
                                                      Name:
                                                      Title:


                                                    LABORATORY CORPORATION OF
                                                    AMERICA HOLDINGS,

                                                    by
                                                       -----------------------
                                                       Name:
                                                       Title:


                                                    [OTHER SUBSIDIARY
                                                    GUARANTORS],

                                                    by
                                                       -----------------------
                                                       Name:
                                                       Title:


                                                    WACHOVIA BANK, NATIONAL
                                                    ASSOCIATION, Trustee

                                                    by
                                                       -----------------------
                                                       Name:
                                                       Title:

                                              RULE 144A/REGULATION S APPENDIX


            PROVISIONS RELATING TO INITIAL SECURITIES,
                    PRIVATE EXCHANGE SECURITIES
                      AND EXCHANGE SECURITIES


     1.  Definitions.

          1.1  Definitions.

          For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Exchange Securities" means the (1) 5 1/2% Senior Notes due February 1, 2013 to be issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement or (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC, Banc of America Securities LLC, UBS Warburg LLC, Wachovia Securities, Inc., SunTrust Capital Markets, Inc. and U.S. Bancorp Piper Jaffray Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Initial Securities" means (1) $350,000,000 aggregate principal amount of 5 1/2% Senior Notes due February 1, 2013 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means any 5 1/2% Senior
Notes due February 1, 2013 issued in connection with a Private
Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated January 28, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated January 28, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Securities Act" means the Securities Act of 1933.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means a registration statement filed by the Company with the SEC in connection with the resale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in
Section 2.3(b) hereto.

          1.2  Other Definitions

Term                                                    Defined in Section
                                                        ------------------

"Agent Members".........................................      2.1(b)
"Global Security".......................................      2.1(a)
"Regulation S"..........................................      2.1(a)
"Restricted Global Security"............................      2.1(a)
"Rule 144A".............................................      2.1(a)

     2.  The Securities.

          2.1 (a) Form and Dating. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, and Private Exchange Securities, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its designated corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Securities shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto). Exchange Securities issued in global form and Restricted Global Securities are sometimes referred to in this Appendix as "Global Securities."

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

          2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $350,000,000 5 1/2% Senior Notes due February 1, 2013,
(2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and
(3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

     2.3  Transfer and Exchange.

          (a)  Transfer and Exchange of Global Securities.

          (1) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture

     (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (2) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (3) In the event that a Restricted Global Security is exchanged for Securities in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
     Section 2.3 (including the certification requirements set forth on the Assignment Form attached to the Initial Securities and Private Exchange Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (b)  Legend.

          (1) Except as permitted by the following para-graphs (2), (3) and (4), each Security certificate evidencing the Restricted Global Securities (and all
     Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS AFFILIATES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (3) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (4) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (5) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (c) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global

Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (d)  Obligations with Respect to Transfers and
Exchanges of Securities.

          (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

          (2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 8.05 of the Indenture).

          (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (4) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (5) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (e) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and pro-cedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

     2.4  Certificated Securities.

          (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to
Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its designated corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Security delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                    EXHIBIT 1
                                                                           TO
                                              RULE 144A/REGULATION S APPENDIX

                     [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                      [Restricted Securities Legend]

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS AFFILIATES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                        CUSIP No. 50540R AE 2
                                                        ISIN No. US50540RAE27
No. R-______________                                    $ ________________

                   5 1/2% Senior Note due February 1, 2013

          Laboratory Corporation of America Holdings, a Delaware
corporation, promises to pay to CEDE & CO., or registered
assigns, the principal sum of [       ] Dollars on February 1,
2013.

          Interest Payment Dates: February 1 and August 1,
commencing [        ].

          Record Dates: January 15 and July 15.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:


                                     LABORATORY CORPORATION OF AMERICA
                                     HOLDINGS


                                     By:
                                         ---------------------------
                                         Name:
                                         Title:


                                     By:
                                         ---------------------------
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Wachovia Bank, National Association
     as Trustee, certifies
          that this is one of
          the Securities referred
          to in the Indenture.

          By:
              --------------------------------
                    Authorized Signatory

                 [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    5 1/2% Senior Note due February 1, 2013


1.  Interest

          Laboratory Corporation of America Holdings, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 31, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository

Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately pre-ceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

          Initially, Wachovia Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

          The Company issued the Securities under an Indenture dated as of January 31, 2003 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
'' 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Subsidiaries to create liens on assets and engage in Sale and Leaseback Transactions. The Indenture also contains a covenant that limits the ability of the Company's Subsidiaries from incurring indebtedness or issuing preferred stock. These covenants are subject to important exceptions and qualifications.

5.  Optional Redemption

          The Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole
Amount for the Securities being redeemed.

          "Make Whole Amount" means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Securities to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of the series being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus 0.25%.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

          "Quotation Agent" means the Reference Treasury Dealer selected by the Company.

          "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

6.  Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

8.  Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

9.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

12.  Defaults and Remedies

          Under the Indenture, Events of Default include
(i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds
$50.0 million; (v) failure by the Company or any Subsidiary to pay at maturity at least $50.0 million of other Indebtedness; and (vi) certain events of bankruptcy or insolvency with respect to the Company and its Subsidiaries.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

13.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the

Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

17.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  Holders' Compliance with Registration Rights Agreement

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration

Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT
GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO
THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Laboratory Corporation of America Holdings
          358 South Main Street
          Burlington, NC 27215

          Attention:  Chief Legal Officer

     _________________________________________________________

                     ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)



and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


___________________________________________________________

Date: ________________ Your Signature: ____________________

___________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)    [ ]    to the Company; or

     (2)    [ ]    pursuant to an effective registration statement
                   under the Securities Act of 1933; or

     (3)    [ ]    inside the United States to a "qualified
                   institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4)    [ ]    outside the United States in an offshore
                   transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5)    [ ]    pursuant to the exemption from registration
                   provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
     (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                        ________________________
                                               Signature


Signature Guarantee:

______________________________________________________
Signature must be guaranteed                Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security
Transfer Agent Medallion Program ("STAMP") or such other
"signature guarantee program" as may be determined by the

Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
___________________________________________________________

          TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED
          ----------------------------------------------------

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ___________________     ____________________________________
                               NOTICE:  To be executed by
                                        an executive officer

                  [TO BE ATTACHED TO GLOBAL SECURITIES]

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global
Security have been made:


Date of     Amount of decrease    Amount of increase     Principal amount     Signature of
Exchange    in Principal          in Principal amount    of this Global       authorized officer
            amount of this        of this Global         Security following   of Trustee or
            Global Security       Security               such decrease or     Securities
                                                         Increase             Custodian


                                                                 EXHIBIT A

                      FORM OF FACE OF EXCHANGE SECURITY
                      OR PRIVATE EXCHANGE SECURITY*/**


                                                     CUSIP No. 50540R AD 4
                                                     ISIN No. US50540RAD44
No. ___________________                              $ ________________

                   5 1/2% Senior Note due February 1, 2013


          Laboratory Corporation of America Holdings, a Delaware
corporation, promises to pay to CEDE & CO., or registered
assigns, the principal sum of [        ] Dollars on February
1, 2013.

          Interest Payment Dates: February 1 and August 1,
commencing [          ].

          Record Dates: January 15 and July 15.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:


                                       LABORATORY CORPORATION OF AMERICA
                                       HOLDINGS

                                       By:
                                           -----------------------------
                                           Name:
                                           Title:


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:





________________________________
* [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]
** [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Wachovia Bank, National Association
     as Trustee, certifies
          that this is one of
          the Securities referred
          to in the Indenture.



     By: ____________________________
            Authorized Signatory

      [FORM OF REVERSE SIDE OF EXCHANGE OR PRIVATE EXCHANGE SECURITY]

                 5 1/2% Senior Note due February 1, 2013

1.  Interest

          Laboratory Corporation of America Holdings, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](1) The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 31, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

          The Company will pay interest on the Securities
(except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if
Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and
_______________________
(1) Insert if at the date of issuance of the Exchange Security or Private Exchange Security, as the case may be, any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately pre-ceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

          Initially, Wachovia Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

          The Company issued the Securities under an Indenture dated as of January 31, 2003 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
'' 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Subsidiaries to create liens on assets and engage in Sale and Leaseback Transactions. The

Indenture also contains a covenant that limits the ability of the Company's Subsidiaries from incurring indebtedness or issuing preferred stock. These covenants are subject to important exceptions and qualifications.

5.  Optional Redemption

          The Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole
Amount for the Securities being redeemed.

          "Make Whole Amount" means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Securities to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of the series being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus 0.25%.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

          "Quotation Agent" means the Reference Treasury Dealer selected by the Company.

          "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

6.  Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

8.  Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

9.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

12.  Defaults and Remedies

          Under the Indenture, Events of Default include
(i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations of other Indebtedness of the Company if the amount accelerated (or so unpaid) is at least $50.0 million; (v) failure by the Company or any Subsidiary to pay at maturity at least $50.0 million of other Indebtedness; and (vi) certain events of bankruptcy or insolvency with respect to the Company and its Subsidiaries.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

13.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

17.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[18.  Holders' Compliance with Registration Rights Agreement

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration

Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.] (2)

19.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT
GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO
THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Laboratory Corporation of America Holdings
          358 South Main Street
          Burlington, NC 27215

          Attention:  Chief Legal Officer
















_____________________
(2) Delete if this Security is not being issued in exchange for an Initial Security.

       __________________________________________________________

                          ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

          (Print or type assignee's name, address and zip code)

             (Insert assignee's soc. sec. or tax I.D. No.)



and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________

Date: ________________ Your Signature: ____________________

___________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                  [TO BE ATTACHED TO GLOBAL SECURITIES]

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global
Security have been made:


Date of     Amount of decrease    Amount of increase     Principal amount     Signature of
Exchange    in Principal          in Principal amount    of this Global       authorized officer
            amount of this        of this Global         Security following   of Trustee or
            Global Security       Security               such decrease or     Securities
                                                         Increase             Custodian
